Exhibit 99.1

MIRATI THERAPEUTICS REPORTS FIRST QUARTER 2017
FINANCIAL RESULTS

SAN DIEGO - May 4, 2017 - Mirati Therapeutics, Inc. (NASDAQ: MRTX), a clinical stage oncology biotechnology company, reported financial results for the first quarter 2017 and provided an update on its product development programs.

“As anticipated, 2017 will be an important and defining year for Mirati. Our single agent precision medicine programs and immuno-oncology combination programs are advancing and we remain on track to report key data in the second half of the year,” said Charles M. Baum, M.D., Ph.D., President and Chief Executive Officer. “We have made significant progress in our pre-clinical KRAS and LSD-1 programs and we are very encouraged by the data from these programs”.

Single Agent Programs
Glesatinib (MGCD265)
Mirati is enrolling patients in its registration-enabling Phase 2 NSCLC AMETHYST clinical trial, which is evaluating single agent glesatinib for the treatment of NSCLC patients with MET driver mutations. The Company expects to provide an update on efficacy data from the AMETHYST trial in the second half of 2017.

Sitravatinib (MGCD516)
The Phase 1b expansion clinical trial of sitravatinib is enrolling NSCLC patients with RET, CHR4q12 and CBL genetic alterations. The Company expects to provide an update on efficacy data in the third quarter of 2017.

Immuno-oncology Combination Programs
Sitravatinib plus nivolumab
The multicenter Phase 2 NSCLC clinical trial is evaluating sitravatinib in combination with nivolumab, a checkpoint inhibitor approved for the treatment of patients with a variety of solid tumors including NSCLC. The trial is enrolling patients who have relapsed after treatment with a checkpoint inhibitor. Sitravatinib is a potent inhibitor of the TAM (Tyro, Axl, Mer) and split (KDR, KIT) tyrosine kinase families which regulate multiple aspects of the immune system thought to enhance anti-tumor immunity. The Company expects to provide an initial update on this combination trial in the second half of 2017.

Mocetinostat (MGCD103) plus durvalumab
Mirati is collaborating with Medimmune/Astra Zeneca on a Phase 2 clinical trial combining mocetinostat, an orally administered spectrum-selective Class 1 HDAC inhibitor, and durvalumab, MedImmune's monoclonal antibody inhibiting PD-L1. The combination trial is exploring the potential of mocetinostat to enhance the effectiveness of checkpoint inhibitors in NSCLC and the Company expects to provide an update in mid 2017.

Preclinical Programs

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KRAS Inhibitor Program: A mutant-selective (G12C) KRAS inhibitor program is advancing rapidly. Potent and selective inhibitors have been identified and have demonstrated marked tumor regression in KRAS mutant xenograft tumor models. An IND candidate selection is anticipated by second half of 2017.

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LSD1 Inhibitor Program: A highly-potent and potentially best-in-class LSD1 inhibitor has been identified with potential for rapid clinical proof-of-concept in small cell lung cancer or acute myeloid leukemia. An investigational new drug (IND) submission is planned for this compound in the fourth quarter 2017.

First Quarter 2017 Financial Results

In January 2017, we completed a public offering of our common stock and pre-funded common stock warrants that generated net proceeds of $66.8 million. Cash, cash equivalents, and short-term investments were $105.5 million at March 31, 2017, compared to $56.7 million at December 31, 2016. We continue to expect that our currently available cash, cash equivalents and short-term investments are sufficient to fund operations into late 2018.

Research and development expenses for the first quarter of 2017 were $14.4 million, compared to $18.0 million for the same period in 2016. The decrease in research and development expenses is primarily driven by a decrease in manufacturing expenses associated with glesatinib, offset by an increase in expenses associated with our ongoing Phase 1b clinical trial of sitravatinib.

General and administrative expenses for the first quarter of 2017 were $3.7 million, compared to $4.1 million for the same period in 2016. The decrease in general and administrative expense is largely the result of a decrease in non-cash share-based compensation expense, which is due to lower exercise prices for options granted during the last half of 2016 and first quarter of 2017.

Net loss for the first quarter of 2017 was $17.8 million, or $0.73 per share basic and diluted, compared to net loss of $21.9 million, or $1.13 per share basic and diluted for the same period in 2016.

About Mirati Therapeutics
Mirati Therapeutics is a clinical-stage biotechnology company focused on developing a pipeline of targeted oncology products intended to treat specific genetic and epigenetic drivers of cancer. This approach is transforming the treatment of patients with cancer by targeting the genetic changes in tumor cells that result in uncontrolled tumor growth and migration. Our precision oncology programs seek to treat the patients most likely to benefit from targeted oncology treatments and is driven by drugs that target very specific genetic mutations, directed by genomic tests that identify patients who carry those driver mutations. Our immuno-oncology programs are novel small molecule drugs designed to enhance and expand the efficacy of checkpoint inhibitors when given in combination. In addition to our clinical programs, we have an active discovery research program focused on novel oncology targets. The promise of these approaches includes potentially better patient outcomes, more efficient cancer treatment and faster drug development. For more information, visit www.mirati.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release regarding the business of the Company that are not historical facts may be considered "forward-looking statements," including, but not limited to, statements regarding Mirati’s development plans and timelines, potential regulatory actions, expected use of cash resources, the timing and results of clinical trials, and the potential benefits of and markets for Mirati’s product candidates. Forward-looking statements are typically, but not always, identified by the use of words such as "may," "would," "believe," "intend," "plan," "anticipate," "estimate," “expect,” and other similar terminology. Forward-looking statements are based on current expectations of management and upon what management believes to be reasonable assumptions based on information currently available to it, and are subject to risks and uncertainties. Such risks and uncertainties may cause actual results to differ materially from the expectations set forth in the forward-looking statements. Such risks and uncertainties include, but are not limited to, potential delays in development timelines or negative clinical trial results, reliance on third parties for development efforts, changes in the competitive landscape, changes in the standard of care, as well as other risks detailed in Mirati’s recent filings on Forms 10-K and 10-Q with the United States Securities and Exchange Commission. Mirati undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

Contacts:
Christopher C. LeMasters
Mirati Therapeutics Inc.
Executive Vice President & Chief Business Officer
(858) 332-3421
ir@mirati.com

Temre Johnson
Mirati Therapeutics Inc.
Senior Manager, Investor Relations & Corporate Communications
(858) 332-3562
ir@mirati.com

Mirati Therapeutics, Inc.
Consolidated Balance Sheets
(in thousands)

	March 31, 2017	December 31, 2016
	(unaudited)
Assets
Current assets
Cash, cash equivalents and short-term investments	$105,460	$56,734
Other current assets	2,465	2,821
Total current assets	107,925	59,555

Property and equipment, net	638	629
Other assets	2,202	3,260
Total assets	$110,765	$63,444
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$11,282	$15,002
Total current liabilities	11,282	15,002
Other liabilities	367	133
Total liabilities	11,649	15,135
Stockholders' equity	99,116	48,309
Total liabilities and stockholders' equity	$110,765	$63,444

Mirati Therapeutics, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands except per share data, unaudited)

	Three months ended March 31,
	2017	2016
Expenses
Research and development, net	$14,397	$17,988
General and administrative	3,693	4,130
Total operating expenses	18,090	22,118
Loss from operations	(18,090)	(22,118)
Other income, net	244	204
Net loss	$(17,846)	$(21,914)
Unrealized gain on available-for-sale investments	71	27
Comprehensive loss	$(17,775)	$(21,887)
Basic and diluted net loss per share	$(0.73)	$(1.13)
Weighted average number of shares used in computing net loss per share, basic and diluted	24,384	19,381